Exhibit 99.1

FOR IMMEDIATE RELEASE

I.D. Systems Reports Third Quarter 2015 Financial Results

Woodcliff Lake, NJ, November 4, 2015 — I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, reported results for the third quarter ended September 30, 2015.

Third Quarter 2015 Financial Results
Revenue increased 7% to $10.6 million from $9.9 million in the prior quarter, and decreased 10% from $11.7 million in the third quarter of 2014. The year-over-year decrease was primarily due to a 35% decrease in Vehicle Management Systems (VMS) revenue as the company transitioned sales and deployments to its new VAC4 product and pricing model.

Recurring revenue increased 5% to $4.6 million, or 44% of total revenue, in the third quarter, compared to $4.4 million, or 37% of total revenue, in the same year-ago quarter. The transition to VMS solutions based on a recurring revenue model is expected to continue to increase recurring revenue.

Gross margin was 41.2% compared to 46.6% in the third quarter of 2014. The decrease was primarily due to the VAC4 SaaS-based pricing model that has a lower upfront price but higher service margin. The company expects gross margin to improve as unit sales increase and customers sign long-term, higher margin service contracts.

Selling, general and administrative (SG&A) expenses decreased 16% to $5.2 million from $6.2 million in the prior quarter, and decreased 17% from $6.3 million in the third quarter of 2014. The decrease was primarily due to headcount reductions and other cost-cutting measures.

Research and development expenses decreased 37% to $1.1 million from $1.8 million in the third quarter of 2014, primarily due to the completion of several product development projects related to the “I.D. Systems 2.0” strategic initiative.

Excluding stock-based compensation, depreciation and amortization, and other non-recurring items, non-GAAP net loss totaled $1.3 million or $(0.10) per basic and diluted share, compared to non-GAAP net loss of $1.6 million or $(0.13) per basic and diluted share in the same period a year ago.

Net loss totaled $1.9 million or $(0.15) per basic and diluted share, an improvement from a net loss of $2.4 million or $(0.20) per basic and diluted share, in the third quarter of 2014.

As of September 30, 2015, the company had $6.2 million in cash, cash equivalents and marketable securities, and no debt. In the third quarter, the company reduced its cash burn to $700,000 from $4.1 million in the previous quarter, as a result of improved sales, reduced headcount and better working capital management.

Third Quarter 2015 Operational Highlights
•
TAM units sold increased 69% to a record 10,300 from 6,100 units in the prior quarter, and increased 140% from 4,300 in the third quarter of 2014. The total lifetime revenue of TAM units sold in Q3 2015 was $5.4 million.

•	Total VMS units shipped increased 13% to 1,700 from 1,500 units in the prior quarter, and decreased 15% from 2,000 units in the third quarter of 2014.

•
Secured a multi-year renewal and expansion contract with Knight Transportation, Inc. (NYSE:KNX), one of North America's largest truckload carriers, to extend Knight's deployment of VeriWise® transportation asset management solutions.

•	Received $985,000 in purchase orders from a leading global consumer goods company to supply 323 PowerFleet® industrial wireless Vehicle Management System (VMS) across four locations.

•
Selected by one of the world's largest automotive manufacturers to become its exclusive North American telemetry provider. I.D. Systems will integrate PowerFleet into the new customer’s U.S. fleet of industrial trucks, with possible expansion opportunities worldwide.

•
Earned repeat business from core end users, including Ashley Furniture, CH Robinson, Duncan and Son Lines, Ford Motor Company, General Electric, Osterkamp, John Deere, Knight Transportation, Stan Koch & Sons Trucking, Nestlé, Procter & Gamble, United States Postal Service, US Trailer Holdings, Idaho Forest Group, Niagara Bottling, Volkswagen and Walmart.

Management Commentary
“Our anticipated third quarter sequential improvement in both our top and bottom line was driven by record TAM unit sales, as well as the operational changes we made in the second quarter that have created a leaner, more efficient organization,” said I.D. Systems chairman and CEO, Kenneth Ehrman.

“During the third quarter, we also completed the necessary enhancements to our new VAC4 system. Feedback from customers and partners has been positive, so our service team is now focused on upgrading previous VAC4 deployments, while our sales team has returned to pursuing large-scale opportunities with both new and existing customers. While it was challenging working through the issues with the new VAC4, we believe we now have the best products, structure and partners to effectively and profitably serve the large, growing market for industrial and commercial vehicle management systems.

“Our new go-to-market sales strategy that is focused on larger organizations gained traction in Q3, and this was demonstrated by several key wins with new and existing customers, including Knight Transportation. This drove a nearly 70% sequential increase in TAM sales, hitting a record 10,300 units. To put this into another perspective, these third quarter sales now represent nearly 10% of our total TAM unit deployments.

“During the quarter, we were also selected by one of the world's largest automotive manufacturers to become its exclusive North American telemetry provider, which is clear validation of how our solutions meet the enterprise needs of the world’s largest corporations.

“The other key element to our new go-to-market strategy is shifting smaller customer sales to our channel partners, and they have been responding with increased activity and new programs. Toyota Industrial Equipment, for example, has added aftermarket distribution in addition to the original factory install option. We are encouraged by the initial aftermarket response, and are working closely with Toyota to convert an expanding pipeline of opportunities into orders.

“Altogether, we are much better positioned today than ever before to benefit from the increasing global demand for enterprise asset management technologies. Our operational progress in 2015, along with our expanding product portfolio, sales pipeline and partner channels, have set the stage for a stronger 2016 and beyond.”

Investor Conference Call
Management will discuss the results of operations and business outlook on a conference call later today (November 4, 2015) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time).

I.D. Systems CEO Kenneth Ehrman, CFO Ned Mavrommatis and COO Norm Ellis will host the call, followed by an analyst question and answer period.

The call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures
To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Because I.D. Systems’ method for calculating the non-GAAP measures may differ from other companies’ methods, the non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems
Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and chassis. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Matt Glover or Michael Koehler
Liolios
949-574-3860
IDSY@liolios.com

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenue:
Products	$7,292,000	$6,947,000	$20,243,000	$18,811,000
Services	4,447,000	3,634,000	12,645,000	12,816,000

	11,739,000	10,581,000	32,888,000	31,627,000
Cost of revenue:
Cost of products	4,653,000	4,929,000	12,724,000	13,643,000
Cost of services	1,615,000	1,296,000	4,585,000	5,554,000

	6,268,000	6,225,000	17,309,000	19,197,000

Gross profit	5,471,000	4,356,000	15,579,000	12,430,000

Operating expenses:
Selling, general and administrative expenses	6,289,000	5,207,000	18,760,000	18,201,000
Research and development expenses	1,770,000	1,114,000	4,263,000	3,463,000

	8,059,000	6,321,000	23,023,000	21,664,000

Loss from operations	(2,588,000)	(1,965,000)	(7,444,000)	(9,234,000)
Interest income	140,000	85,000	445,000	264,000
Other income, net	4,000	(15,000)	19,000	(12,000)

Net loss	$(2,444,000)	$(1,895,000)	$(6,980,000)	$(8,982,000)

Net loss per share - basic and diluted	$(0.20)	$(0.15)	$(0.58)	$(0.72)

Weighted average common shares outstanding - diluted and diluted	12,107,000	12,768,000	12,072,000	12,523,000

I.D. Systems, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015

Net loss attributable to common stockholders	$(2,444,000)	$(1,895,000)	$(6,980,000)	$(8,982,000)
Depreciation and amortization	552,000	163,000	1,666,000	557,000
Stock-based compensation	331,000	466,000	636,000	1,233,000
Stock-based compensation related to executive change	-	-	327,000	-
Other non-recurring expenses related to executive change	-	-	723,000	-
Non-recurring costs related to unconsummated strategic initiative	-	-	-	669,000

Non-GAAP loss	$(1,561,000)	$(1,266,000)	$(3,628,000)	$(6,523,000)

Non-GAAP net loss per share - basic and diluted	$(0.13)	$(0.10)	$(0.30)	$(0.52)

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data

	December 31,	September 30,
	2014*	2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,974,000	$4,316,000
Restricted cash	303,000	304,000
Investments - short term	3,249,000	104,000
Accounts receivable, net of allowance for doubtful accounts of $1,434,000 and $1,580,000 in 2014 and 2015, respectively	14,783,000	12,647,000
Financing receivables - current, net of allowance for doubtful accounts of $-0- in 2014 and 2015	1,898,000	1,842,000
Inventory, net	6,252,000	7,203,000
Deferred costs - current	2,183,000	3,084,000
Prepaid expenses and other current assets	1,767,000	2,291,000

Total current assets	36,409,000	31,791,000

Investments - long term	4,066,000	1,447,000
Financing receivables - less current portion	4,072,000	3,196,000
Deferred costs - less current portion	3,281,000	3,283,000
Fixed assets, net	1,520,000	2,935,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	977,000	876,000
Other assets	324,000	278,000

	$52,486,000	$45,643,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$10,102,000	$9,799,000
Capital lease obligation - current	149,000	28,000
Deferred revenue - current	6,742,000	7,000,000

Total current liabilities	16,993,000	16,827,000

Deferred rent	309,000	281,000
Deferred revenue - less current portion	7,929,000	7,261,000

	25,231,000	24,369,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred stock	-	-
Common stock	124,000	129,000
Additional paid-in capital	106,272,000	109,699,000
Accumulated deficit	(75,176,000)	(84,158,000)
Accumulated other comprehensive loss	(375,000)	(351,000)
Treasury stock	(3,590,000)	(4,045,000)

Total stockholders’ equity	27,255,000	21,274,000
Total liabilities and stockholders’ equity	$52,486,000	$45,643,000

*Derived from audited balance sheet as of December 31, 2014.

I.D. Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow Data
(Unaudited)

	Nine Months Ended September 30,
	2014	2015
Cash flows from operating activities:

Net loss	$(6,980,000)	$(8,982,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	652,000	347,000
Proceeds from sale of New Jersey net operating loss carryforwards	63,000	-
Stock-based compensation expense	963,000	1,233,000
Depreciation and amortization	1,666,000	557,000
Inventory reserve	110,000	186,000
Other non-cash items	16,000	27,000
Changes in:
Accounts receivable	(2,493,000)	1,604,000
Financing receivables	1,996,000	932,000
Inventory	(483,000)	(1,137,000)
Prepaid expenses and other assets	(515,000)	(478,000)
Deferred costs	(366,000)	(903,000)
Deferred revenue	1,551,000	(410,000)
Accounts payable and accrued expenses	1,942,000	(523,000)
Net cash used in operating activities	(1,878,000)	(7,547,000)
Cash flows from investing activities:
Expenditures for fixed assets including website development costs	(323,000)	(1,871,000)
Purchase of investments	(4,262,000)	(2,524,000)
Proceeds from the sale and maturities of investments	4,411,000	8,258,000
Net cash (used in) provided by investing activities	(174,000)	3,863,000
Cash flows from financing activities:
Principal payments of capital lease obligation	(106,000)	(121,000)
Proceeds from exercise of stock options	323,000	1,965,000
Net cash provided by financing activities	217,000	1,844,000
Effect of foreign exchange rate changes on cash and cash equivalents	6,000	182,000
Net decrease in cash and cash equivalents	(1,829,000)	(1,658,000)
Cash and cash equivalents - beginning of period	6,582,000	5,974,000
Cash and cash equivalents - end of period	$4,753,000	$4,316,000